Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Third Quarter 2011 Results
Milford, Massachusetts, October 25, 2011 — Waters Corporation (NYSE/WAT) reported today third quarter 2011 sales of $455 million, an increase of 13% over sales of $401 million in the third quarter of 2010. These quarterly sales include 4% of foreign currency translation benefit. On a GAAP basis, earnings per diluted share (E.P.S.) for the third quarter were $1.10 compared to $1.02 for the third quarter in 2010. On a non-GAAP basis, E.P.S. were up 16% to $1.14 in the third quarter of 2011 from $0.98 in the third quarter of 2010. A reconciliation of GAAP to non-GAAP E.P.S. is attached.
Through the first nine months of 2011, sales for the Company were $1,330 million, an increase of 15% in comparison to sales of $1,160 million in the first nine months of 2010. Foreign currency translation contributed positively to sales growth during the first nine months of 2011 and increased sales by 5%. E.P.S. for the first nine months of 2011 were $3.18 compared to $2.71 for the comparable period in 2010. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S grew 20% in the first nine months of 2011 to $3.26 from $2.72 in 2010.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our sales growth in the third quarter was driven by new instrument systems including ACQUITY® H-Class UPLC®, UPLC-MS solutions and strong TA Instruments product shipments. In addition, our growth was balanced geographically and across our key customer groupings.”
As communicated in a prior press release, Waters Corporation will webcast its third quarter 2011 financial results conference call this morning, October 25, 2011 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor” and click on the Live Webcast. A replay of the call will be available through November 1, 2011, similarly by webcast and also by phone at 402-220-9741.
About Waters Corporation:
For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
With revenue of $1.64 billion in 2010 and 5,400 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.
CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding customer acceptance of our products, expansion of our business in Asia and spending by certain end-markets that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital and maintain liquidity in volatile financial market conditions; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies; the ability to sustain and enhance service and consumable demand from the Company’s installed base of instruments; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; the impact of changes in accounting principles and practices; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2010 and quarterly report on Form 10-Q for the period ended July 2, 2011 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	October 1, 2011	December 31, 2010
Cash, cash equivalents and short-term investments	1,194,217	946,419
Accounts receivable	354,445	358,237
Inventories	246,258	204,300
Other current assets	68,439	77,685
Total current assets	1,863,359	1,586,641

Property, plant and equipment, net	221,059	215,060
Other assets	555,197	525,969
Total assets	2,639,615	2,327,670

Notes payable and debt	271,578	66,055
Accounts payable and accrued expenses	334,001	319,795
Total current liabilities	605,579	385,850

Long-term debt	700,000	700,000
Other long-term liabilities	174,953	173,023
Total liabilities	1,480,532	1,258,873

Total equity	1,159,083	1,068,797
Total liabilities and equity	2,639,615	2,327,670

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net sales	$454,534	$401,038	$1,329,764	$1,159,793
Cost of sales	180,318	162,985	526,250	464,050

Gross profit	274,216	238,053	803,514	695,743

Selling and administrative expenses (1) (2)	121,211	111,306	363,774	324,938
Research and development expenses	23,372	20,524	68,640	61,407
Purchased intangibles amortization	2,369	2,408	7,374	7,642

Operating income	127,264	103,815	363,726	301,756

Interest expense, net	(5,546)	(3,294)	(13,155)	(8,752)

Income from operations before income taxes	121,718	100,521	350,571	293,004

Provision for income taxes (3)	20,461	5,802	54,750	37,845

Net income	$101,257	$94,719	$295,821	$255,159

Net income per basic common share	$1.12	$1.03	$3.24	$2.75

Weighted-average number of basic common shares	90,688	91,714	91,334	92,647

Net income per diluted common share	$1.10	$1.02	$3.18	$2.71

Weighted-average number of diluted common shares and equivalents	92,060	93,286	92,898	94,271

(1)	Included in selling and administrative expenses for the three and nine months ended October 1, 2011 are costs of $3 million and $5 million, respectively, related to cost reduction plans, asset impairments related to certain Company facilities and acquisition costs related to a recent acquisition.

Included in selling and administrative expenses for the three and nine months ended October 2, 2010 are costs of $1 million and $3 million, respectively, related to cost reduction plans and asset impairments related to certain Company facilities.

(2)	Included in selling and administrative expenses for both the three and nine months ended October 2, 2010 are costs of $3 million associated with a non-income tax audit settlement.

(3)	Included in the provision for income taxes for the nine months ended October 1, 2011 is a tax benefit of $2 million related to the settlement of an audit. Included in the provision for income taxes for both the three and nine months ended October 2, 2010 is a net tax beneift of $8 million related to the reversal of a reserve for an uncertain tax position due to an audit settlement. Included in the provision for income taxes for the nine months ended October 2, 2010 is a tax benefit of $2 million related to the resolution of a pre-acquisition tax exposure.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Net income per diluted share	$1.10	$1.02	$3.18	$2.71

Adjustment for purchased intangibles amortization, net of tax	1,693	1,727	5,271	5,512
Net income per diluted share effect	0.02	0.02	0.06	0.06

Adjustment for restructuring costs, asset impairments and acquisition-related costs, net of tax	1,856	366	3,223	2,210
Net income per diluted share effect	0.02	0.00	0.03	0.02

Adjustment for one-time tax benefits	—	—	(1,617)	(1,500)
Net income per diluted share effect	—	—	(0.02)	(0.02)

Adjustment for reversal of income tax reserves upon audit settlement	—	(7,581)	—	(7,581)
Net income per diluted share effect	—	(0.08)	—	(0.08)

Adjustment for non-income tax audit settlement, net of tax	—	2,197	—	2,197
Net income per diluted share effect	—	0.02	—	0.02

Adjusted net income per diluted share	$1.14	$0.98	$3.26	$2.72

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the purchased intangibles amortization, restructuring costs, asset impairments, acquisition-related costs, one-time tax benefits, reversal of income tax reserves upon audit settlement and non-income tax audit settlement from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing management and investors with information that may help them to compare ongoing operating performance.